Exhibit 99.1

KULR Technology Provides Battery Safety Research and Testing Devices to Federal Aviation Administration

KULR’s internal short circuit technology to be used in evaluating problems leading to passenger lithium-ion battery malfunctions that can cause smoke and fire incidents aboard aircrafts

SAN DIEGO (Oct. 22, 2020) – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of next-generation thermal management technologies, announces it has supplied its internal short circuit (ISC) battery safety and testing device technology to the Federal Aviation Administration (FAA).

According to data released by the FAA, since January 2017, an air/airport incident involving lithium batteries (smoke, fire, extreme heat, or explosion) has occurred on average about once every eight days. As the exclusive provider of ISC technology to the FAA, KULR’s devices will address the alarming increase in smoke and fire incidents aboard an aircraft due to passengers’ malfunctioning lithium-ion batteries.

Developed by researchers at NASA and the National Renewable Energy Lab (NREL), the ISC device reliably creates thermal runaway in lithium-ion battery trigger cells in controlled, laboratory conditions. Unlike most other evaluation methodologies that mechanically damage the battery exterior to activate the short, KULR’s ISC device triggers a true internal short. This method makes it possible to accurately pinpoint and fix problems leading to battery malfunctions. KULR’s ISC technology received the prestigious R&D100 Award in 2016 and was runner-up for NASA invention of the year in 2017.

“We’re excited to provide the FAA's research and design engineers an advanced means to improve avionic battery safety,” said Michael Mo, CEO of KULR. “Designing safer battery enclosures and systems is a key element in aviation sector safety and a cornerstone of what we do at KULR. The FAA’s ISC order is just the latest example of KULR’s ongoing effort to provide our technology to regulators and industry trade groups in order to educate consumers and enhance battery safety.”

Last month, KULR participated in meetings of the United Nations Transport of Dangerous Goods Sub-Committee Informal Working Group to establish test methods and criteria by which lithium batteries could be more effectively regulated based on their inherent hazards. The Company also recently announced its membership into the Outdoor Power Equipment Institute (“OPEI”), further advancing its commitment to the safe design and manufacturing of lithium batteries.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com

Investor Relations:
KULR Technology Group, Inc.
Main: (888) 367-5559
ir@kulrtechnology.com